Exhibit 3(ii)

BIO-MATRIX SCIENTIFIC GROUP, INC.
GENERAL BY-LAWS

AMENDED AND RESTATED AS OF

January 1 , 2010

AMENDED AND RESTATED
BY-LAWS
OF
BIO-MATRIX SCIENTIFIC GROUP, INC.

ARTICLE I

OFFICES

     Section 1. Offices. The Corporation may have offices at such places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

     Section 1. Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

     Section 2. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as may be fixed by resolution of the Board of Directors.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board or a majority of the Board of Directors.

     Section 4. Notice. Written notice stating the date, time and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail, facsimile, telegraph or other means of electronic communication, addressed to each stockholder at his address as it appears on the records of the Corporation;  provided  that notices to stockholders who share an address may be given in the manner permitted by the General Corporation Law of the State of Delaware. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be by facsimile, telegram, or other means of electronic communication, such notice shall be deemed to be given at the time provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present (unless any such stockholders are present for the purpose of objecting to the meeting as lawfully called or convened), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     Section 5. Adjourned Meetings. The Chairman of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. When a meeting is adjourned to another time or place, except as required by law, notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30) days, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

     Section 6. Quorum. Except as otherwise required by law, the holders of shares representing a majority of the voting power of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business;  provided ,  however , that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series shall constitute a quorum with respect to such vote. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If at such adjourned meeting, a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

     Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy each share of the class of capital stock having voting power held by such stockholder.

     Section 8. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of shares of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

     Section 9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall have the duties prescribed by law.

     The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     Section 10. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted

ARTICLE III

DIRECTORS

     Section 1. Number . The business and affairs of the Corporation shall be managed by the Board of Directors, the number thereof to be determined from time to time by resolution of the Board of Directors.

     Section 2. Resignation or Removal. Any director may at any time resign by delivering to the Board of Directors his resignation in writing. Any director or the entire Board of Directors may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship, though less than a quorum, or a majority of the voting power of shares of such stock issued and outstanding and entitled to vote on such directorship at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of such stock issued and outstanding. The directors so chosen shall hold office until the next annual election and until their respective successors are duly elected.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as may be designated by the Chairman of the Board, and shall be held at least once each year.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the directors. The person or persons calling a special meeting of the Board of Directors may fix a place and time within or without the State of Delaware for holding such meeting.

     Section 6. Notice. Notice of any regular meeting or a special meeting shall be given to each director, either orally, by facsimile or other means of electronic communication or by hand delivery, addressed to each director at his address as it appears on the records of the Corporation. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IX of these By-Laws.

     Section 7. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and, unless otherwise provided in the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

     Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic communication and such written consent or consents and copies of such communication or communications are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 9. Action by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 10. Committees. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 11. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

     Section 1. Number . The officers of the Corporation shall consist of a Chief Executive Officer (the “CEO”) a President, a Secretary, a Treasurer, and such other officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the Corporation shall be appointed  by the Board of Directors and shall serve  at the pleasure of the Board of Directors. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any officer appointed by the Board of Directors may be removed, with or without cause, at any time by the CEO or by the Board of Directors. Each officer shall hold his office until his successor is appointed or until his earlier resignation, removal from office, or death. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the CEO may appoint, such other officers (including a President, a Chief Financial Officer and one or more Vice Presidents) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the CEO, as the case may be.

     Section 3. The Chief Executive Officer.  The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Executive Officer and Chairman of the Board of a corporation.

     Section 4. The President. The Board of Directors or the CEO may appoint a President to have such duties and responsibilities as from time to time may be assigned to him by the CEO or the Board of Directors. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the CEO or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

     Section 5. Chief Financial Officer. The Chief Financial Officer (if any) shall act in an executive financial capacity. He shall assist the CEO and the President in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the CEO or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Financial Officer of a corporation.

     Section 6. Vice Presidents. The Board of Directors or the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him by the CEO or the Board of Directors.

     Section 7. The Secretary. The Secretary shall keep the minutes of the proceedings of the meetings of the stockholders and of the Board of Directors (or, in the event of the absence of the Secretary from any such meeting, the Chairman of such meeting shall designate an officer of the Corporation to keep such minutes); the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law, shall be custodian of the corporate records and of the seal of the Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the CEO or the Board of Directors.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the CEO or the Board of Directors.

ARTICLE V

CERTIFICATES OF STOCK

     Section 1. Signature By Officers. Every holder of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by the stockholder in the Corporation.

     Section 2. Facsimile Signatures. The signature of the Chairman, President, Vice President, Treasurer or Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 3. Lost Certificates. The Board of Directors may direct that new certificate(s) be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

     Section 4. Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Closing of Transfer Books or Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and, in the case of a meeting of stockholders, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described;  provided ,  however , that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be fixed by the Board of Directors in accordance with Delaware Law.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;  provided ,  however , that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting (including by telegram, cablegram or other electronic communication as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 10 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 7. Notwithstanding any other provision in these By-Laws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates.”

ARTICLE VI

CONTRACTS, CHECKS, AND DEPOSITS

     Section 1. Contracts. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the CEO, the President, any Vice President, the Treasurer and the Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

     Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Accounts. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board of Directors may from time to time designate.

ARTICLE VII

DIVIDENDS

     Section 1. Declaration of Dividends. Subject to the provisions, if any, of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or contractual rights, or in shares of the Corporation’s capital stock.

ARTICLE VIII

FISCAL YEAR

     The fiscal year end of the Corporation shall be September 30.

ARTICLE IX

WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic communications by such person or persons whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of such meeting, need be specified in such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE X

SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE XI

AMENDMENTS

     Except as expressly provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of all directors.

ARTICLE XII

INDEMNIFICATION

     Section 1. Indemnification. The Board of Directors may, in such cases or categories of cases as it deems appropriate, indemnify and hold harmless, or make provision for indemnifying and holding harmless, Members of the Board of Directors, officers, employees, and agents of the corporation, and persons who formerly held such positions, and the estates of any of them against any or all claims and liabilities (including reasonable legal fees and other expenses incurred in connection with such claims or liabilities) to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.